For Immediate Release

From:

Ameritrans Capital Corporation

For more information Contact:

Gary C. Granoff

(800) 214-1047

Ameritrans Capital Corporation Reports Second Quarter Fiscal 2008 Results

New York, NY, February 13, 2008 – Ameritrans Capital Corporation (NASDAQ: AMTC, AMTCP) today reported financial results for the quarter ended December 31, 2007.

Highlights for Second Quarter 2008:

•

Total Assets of $65.3 million

•

Total interest income increased to $1.56 million

•

Net Asset Value at December 31, 2007 of $5.21 per share

•

Continued strong performance of taxicab medallion portfolio

•

Continued expansion of middle market corporate loan portfolio

•

Declared quarterly dividend of $0.01 per share on Common Stock

Ameritrans reported a net loss of $292,338 available to common stockholders for the second quarter of fiscal year 2008 or $0.09 versus a net loss of $87,014 or $0.03 per basic and diluted common share for the same period of fiscal year 2007.  On an operating basis, before payment of the Company’s preferred stock dividends, excluding realized losses, equity in loss of investee and gains on the sale of medallions and automobiles, the Company reported an operating profit of $44,173 for the quarter ended December 31, 2007 compared to an operating profit of $54,694 during the quarter ended December 31, 2006.

The Company’s interest income for the three months ended December 31, 2007 increased $182,453 or 13% to $1,559,445 as compared to the three months ended December 31, 2006.  The increase in investment income between the periods can be attributed to a significant increase in the size of Ameritrans’ loan portfolio, offset by lower interest rates charged on a larger total loan portfolio for the quarter. Fees and other income decreased by $431 or less than 1% to $58,701 as compared to the three months ended December 30, 2006.  Additionally, a onetime loss of $175,105 was recorded in the quarter in connection with the anticipated disposition of certain equity investments.  Net income for the quarter was negatively impacted by a loss in investees of $77,031, compared to the quarter ended December 31, 2006 which had been negatively impacted by a loss of $66,648.

At December 31, 2007, our net portfolio consisted of approximately $63 million spread among more than 432 active investments.  The portfolio is invested in approximately 51% taxicab medallion loans, 28% in diversified business loans, 16% in senior-secured corporate loans and 7% in life insurance settlement contracts and equity investments.

Commenting on the results, Gary C. Granoff, Chairman and CEO of Ameritrans said, “During the quarter ended December 31, 2007, the Company’s taxicab medallion and diversified loan portfolios continued their strong performance.  Our taxicab medallion and diversified loan portfolios continue to perform extremely well and experience record-low delinquency and default rates.”

Michael Feinsod, President of Ameritrans, stated, “During the quarter, we continued to expand our corporate loan program, increasing the portfolio by more than 60% to $10 million.  The portfolio we have been able to assemble continues to benefit from, and reflects, the tightening in the credit markets over the recent months.  We anticipate that terms, structure, and pricing will continue to move in our favor.  We plan to continue the prudent and selective growth of this portfolio.  As we have recently begun this line of business, Ameritrans owns no middle market loans originated prior to June 2007.”

Mr. Feinsod continued, “We continue to explore methods to expand the corporate loan business, including the engagement of an independent advisory firm to augment our internal underwriting capabilities.  We also are actively investigating alternative methods to finance this new line of business.  As of December 31, 2007, the Company held approximately $10 million of first-lien bank loans.   The average EBITDA of the current portfolio companies is approximately $40 million with average underlying common equity of $120 million.  Due to their leveraged capital structures, we have found that many middle-market companies meet the requirements for SBIC investment. We believe that we can continue to build a portfolio of primarily senior corporate loans that will allow us to capitalize on Ameritrans’ unique corporate structure.  We plan to focus on less volatile lower risk senior loans as opposed to second-lien and mezzanine investments which we believe will provide the foundation for steady returns to the Company and its shareholders.”

Lastly, effective as of February 13, 2008, the Board of Directors declared a dividend of $0.01 per share on its common stock, $0.0001 par value, for the period October 1, 2007 through December 31, 2007.  The dividend is payable on or about March 12, 2008 to shareholders of record as of February 25, 2008.  The dividend is being declared from estimated earnings for the period ending June 30, 2008.

Ameritrans Capital Corporation is an internally managed, closed-end investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended.  Ameritrans originates, structures and manages a portfolio of medallion loans, secured business loans and selected equity securities.  Ameritrans' wholly owned subsidiary Elk Associates Funding Corporation is licensed by the United States Small Business Administration as a Small Business Investment Company (SBIC) in 1980.  The Company maintains its offices at 747 Third Avenue, 4th Floor, New York, NY 10017.

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This announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those presently anticipated or projected.  Ameritrans Capital Corporation cautions investors not to place undue reliance on forward-looking statements, which speak only as to management's expectations on this date.

AMERITRANS CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2007 (UNAUDITED) AND JUNE 30, 2007

ASSETS

	December 31, 2007	June 30, 2007

Loans receivable	$ 58,623,020	$ 57,693,496
Less: unrealized depreciation on loans receivable	(282,708)	(286,550)
Loans receivable, net	58,340,312	57,406,946

Cash and cash equivalents	524,861	251,394
Accrued interest receivable, net of unrealized depreciation of $22,316 and $51,500, respectively	681,013	596,553
Assets acquired in satisfaction of loans	38,250	56,030
Receivables from debtors on sales of assets acquired in satisfaction of loans	286,506	225,625
Equity investments	2,344,796	2,837,719
Investment in life settlement contracts	2,345,813	1,910,077
Furniture, equipment and leasehold improvements, net	167,221	183,043
Prepaid expenses and other assets	617,297	477,496

TOTAL ASSETS	$65,346,069	$63,944,883

AMERITRANS CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (Continued)

AS OF DECEMBER 31, 2007 (UNAUDITED) AND JUNE 30, 2007

LIABILITIES AND STOCKHOLDERS’ EQUITY

	December 31, 2007	June 30, 2007
LIABILITIES
Debentures payable to SBA	$12,000,000	$12,000,000
Notes payable, banks	31,195,697	29,332,500
Notes payable, related parties	100,000	150,000
Accrued expenses and other liabilities	387,156	431,577
Accrued interest payable	288,042	301,591
Dividends payable	84,375	84,375

TOTAL LIABILITIES	44,055,270	42,300,043

COMMITMENTS AND CONTINGENCIES (Notes 3,4, 5, 6 and 9)

STOCKHOLDERS' EQUITY
Preferred stock 500,000 shares authorized, none issued or outstanding	-	-
9 3/8% cumulative participating callable preferred stock $ 0.01 par value, $12.00 face value, 500,000 shares authorized; 300,000 shares issued and outstanding	3,600,000	3,600,000
Common stock, $ 0.0001 par value; 10,000,000 shares authorized; 3,405,583 and 3,401,208 shares issued and 3,395,583 and 3,391,208 shares outstanding at 12/31/07 and 6/30/07 respectively	341	340
Additional paid-in-capital	21,139,504	21,119,817
Deferred compensation	(59,155)	(94,475)
Stock options outstanding	133,613	118,475
Accumulated deficit	(3,255,377)	(2,987,539)
Accumulated other comprehensive loss	(198,127)	(41,778)

	21,360,799	21,714,840
Less: Treasury stock, at cost, 10,000 shares of common stock	(70,000)	(70,000)

TOTAL STOCKHOLDERS' EQUITY	21,290,799	21,644,840

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$65,346,069	$63,944,883

AMERITRANS CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS AND SIX MONTHS ENDED DECEMBER 31, 2007 AND 2006 (UNAUDITED)

	Three Months Ended December 31, 2007	Three Months Ended December 31, 2006	Six Months Ended December 31, 2007	Six Months Ended December 31, 2006
INVESTMENT INCOME
Interest on loans receivable	$ 1,559,445	$ 1,376,992	$ 3,109,540	$ 2,601,133
Gain on sale of medallions and automobiles	-	9,315	-	9,315
Realized losses on equity securities, net	(175,105)	-	(29,914)	-
Equity in loss of investee (Note 3)	(77,031)	(66,648)	(161,468)	(38,509)
Fees and other income	58,701	59,132	155,543	238,219
Leasing income	-	39,846	-	62,817

TOTAL INVESTMENT INCOME	1,366,010	1,418,637	3,073,701	2,872,975
OPERATING EXPENSES
Interest	674,254	545,499	1,309,834	1,081,645
Salaries and employee benefits	426,624	335,220	785,425	618,078
Occupancy costs	68,025	55,103	137,043	109,741
Professional fees	146,687	184,646	348,842	358,671
Other administrative expenses	274,476	232,159	532,334	548,134
Loss and impairments on assets acquired in satisfaction of loans, net	-	1,921	-	31,669
Write off and depreciation on interest and loans receivable, net	(16,093)	66,728	25,354	94,649
TOTAL OPERATING EXPENSES	1,573,973	1,421,276	3,138,832	2,842,587
NET INCOME (LOSS)	$ (207,963)	$ (2,639)	$ (65,131)	$ 30,388
DIVIDENDS ON PREFERRED STOCK	$ (84,375)	$ (84,375)	$ (168,750)	$ (168,750)

NET LOSS AVAILABLE TO COMMON SHAREHOLDERS	$ (292,338)	$ (87,014)	$ (233,881)	$ (138,362)

WEIGHTED AVERAGE SHARES OUTSTANDING
- Basic and diluted	3,395,583	3,391,208	3,394,465	3,391,208

NET LOSS PER COMMON SHARE
- Basic and diluted	$ (0.09)	$ (0.03)	$ (0.07)	$ (0.04)